SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                               COMERICA BANK-TEXAS

                                       AND

                             HENLEY HEALTHCARE, INC.

                                      DATED

                                      AS OF

                                  MARCH 3, 2000
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                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS......................................................1
      1.1   DEFINED TERMS....................................................1
      1.2   ACCOUNTING TERMS................................................13
      1.3   SINGULAR AND PLURAL.............................................14

SECTION 2.  LOANS, INTEREST AND FEES........................................14
      2.1   LOANS...........................................................14
      2.2   BORROWING PROCEDURES............................................14
      2.3   NOTES...........................................................15
      2.4   INTEREST PAYMENTS...............................................15
      2.5   MAXIMUM RATE....................................................17
      2.6   FEES............................................................18
      2.7   BASIS OF COMPUTATION............................................18
      2.8   MANDATORY PREPAYMENTS...........................................19
      2.9   BASIS OF PAYMENTS; APPLICATION..................................19
      2.10  SALE OF COLLATERAL..............................................19

SECTION 3.  SECURITY........................................................19

SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.....................20
      4.1   CONDITIONS TO THE DELIVERY OF THE SECOND AMENDED AND RESTATED
             LOAN AGREEMENT.................................................20
      4.2   CONDITIONS TO ALL DISBURSEMENTS.................................21

SECTION 5.  WARRANTIES AND REPRESENTATIONS..................................22
      5.1   CORPORATE EXISTENCE AND POWER...................................22
      5.2   AUTHORIZATION AND APPROVALS.....................................22
      5.3   VALID AND BINDING AGREEMENT.....................................23
      5.4   ACTIONS, SUITS OR PROCEEDINGS...................................23
      5.5   SUBSIDIARIES....................................................23
      5.6   NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS..............23
      5.7   ACCOUNTING PRINCIPLES...........................................23
      5.8   NO ADVERSE CHANGES..............................................23
      5.9   CONDITIONS PRECEDENT............................................24
      5.10  TAXES...........................................................24
      5.11  COMPLIANCE WITH LAWS............................................24
      5.12  INDEBTEDNESS....................................................24
      5.13  MATERIAL AGREEMENTS.............................................24
      5.14  MARGIN STOCK....................................................24
      5.15  PENSION FUNDING.................................................25
      5.16  MISREPRESENTATION...............................................25

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                               TABLE OF CONTENTS
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      5.17  BORROWING BASE COMPONENTS.......................................25
      5.18  ASSUMED NAMES: OTHER NAMES......................................27

SECTION 6.  AFFIRMATIVE COVENANTS...........................................27
      6.1   FINANCIAL AND OTHER INFORMATION.................................27
      6.2   INSURANCE.......................................................29
      6.3   TAXES...........................................................30
      6.4   MAINTAIN CORPORATION AND BUSINESS...............................30
      6.5   MAINTAIN EFFECTIVE TANGIBLE NET WORTH...........................30
      6.6   MAINTAIN LEVERAGE RATIO.........................................30
      6.7   FIXED CHARGE COVERAGE RATIO.....................................30
      6.8   CURRENT RATIO...................................................30
      6.9   ERISA...........................................................30
      6.10  USE OF LOAN PROCEEDS............................................31
      6.11  KEY AGREEMENTS..................................................31
      6.12  LOCKBOX DEPOSITS................................................31
      6.13  NOTICE OF EVENTS................................................31
            INTENTIONALLY OMITTED...........................................31
      6.15  CERTIFICATE OF TITLE............................................31
      6.16  CERTIFICATE OF GOOD STANDING AND QUALIFICATION..................32
      6.17  EQUIPMENT AUDITS................................................32
      6.18  REAL ESTATE AUDITS..............................................32
      6.19  ADDITIONAL SECURITY.............................................32
      6.20  ACHIEVE NET INCOME..............................................32
      6.21  RIGHT TO RECEIVE OUTSTANDING CAPITAL STOCK IN THE BORROWER......32
      6.22  REGISTRATION OF NEW OFFERING AND PROSECUTION OF THAT
             REGISTRATION...................................................33
      6.23  HENLEY ACQUISITION CORP.........................................33

SECTION 7.  NEGATIVE COVENANTS..............................................33
      7.1   CAPITAL EXPENDITURES; FDA EXPENDITURES..........................33
      7.2   STOCK ACQUISITION...............................................33
      7.3   LIENS AND ENCUMBRANCES..........................................33
      7.4   INDEBTEDNESS....................................................33
      7.5   EXTENSION OF CREDIT.............................................34
      7.6   GUARANTEE OBLIGATIONS...........................................34
      7.7   SUBORDINATE INDEBTEDNESS........................................34
      7.8   PROPERTY TRANSFER, MERGER OR LEASE-BACK.........................34
      7.9   ACQUIRE SECURITIES..............................................35
      7.10  PENSION PLANS...................................................35
      7.11  MISREPRESENTATION...............................................35
      7.12  MARGIN  STOCK...................................................35

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                               TABLE OF CONTENTS
                                  (Continued)
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      7.13  COMPLIANCE WITH ENVIRONMENTAL LAWS..............................35
      7.14  DIVIDENDS.......................................................35
      7.15  PURCHASE AGREEMENT; SUBORDINATED DEBT DOCUMENTS.................35
      7.16  HENLEY ACQUISITION CORP.........................................36

SECTION 8.  EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.......36
      8.1   EVENTS OF DEFAULT...............................................36
      8.2   REMEDIES........................................................38
      8.3   APPLICATION OF PROCEEDS.........................................38
      8.4   CUMULATIVE REMEDIES.............................................38

SECTION 9.  MISCELLANEOUS...................................................39
      9.1   INDEPENDENT RIGHTS..............................................39
      9.2   COVENANT INDEPENDENCE...........................................39
      9.3   WAIVERS AND AMENDMENTS..........................................39
      9.4   GOVERNING LAW...................................................39
      9.5   SURVIVAL OF WARRANTIES, ETC.....................................39
      9.6   ATTORNEYS' FEES.................................................39
      9.7   PAYMENTS ON SATURDAYS, ETC......................................39
      9.8   BINDING EFFECT..................................................40
      9.9   MAINTENANCE OF RECORDS..........................................40
      9.10  NOTICES.........................................................40
      9.11  COUNTERPARTS....................................................40
      9.12  HEADINGS........................................................40
      9.13  CAPITAL ADEQUACY................................................40
      9.14  COSTS AND ATTORNEYS' FEES.......................................41
      9.15  GENDER..........................................................42
      9.16  JOINT AND SEVERAL OBLIGATIONS...................................42
      9.17  SEVERABILITY OF PROVISIONS......................................42
      9.18  ASSIGNMENT......................................................42
      9.19  WAIVER OF JURY TRIAL............................................42
      9.20  AMENDED AND RESTATED LOAN AGREEMENT; WAIVER OF DEFAULTS.........42
      9.21  WAIVER OF DEFAULTS..............................................42
      9.22  VERIFICATION OF BALANCE OWING...................................43
      9.23  GUARANTORS' CONSENT AND RATIFICATION............................43
      9.24  RELEASE AND COVENANT NOT TO SUE.................................43

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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

      THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT is made and delivered as of this 3rd day of March, 2000, by and between HENLEY HEALTHCARE, INC., a Texas corporation ("Borrower"), and COMERICA BANK-TEXAS, a Texas banking association ("Bank").

                                  WITNESSETH:

      WHEREAS, the Borrower and Bank on June 30, 1997 entered into that certain Amended and Restated Loan Agreement (herein "Original Loan Agreement"); and

      WHEREAS, that Original Loan Agreement has previously been modified and amended eleven (11) times, the last of which being the Eleventh Amendment dated as of December 15, 1999; and

      WHEREAS, the Bank and the Borrower desire to again modify and amend the Original Loan Agreement and have elected to evidence their agreement by restating, for a second time, and amending, for a twelfth time, the Original Loan Agreement all as more fully provided hereinafter:

SECTION 1.  DEFINITIONS

      1.1 DEFINED TERMS. As used herein, the following terms shall have the following respective meanings:

            "AMC" means American Medical Corporation.

            "ACCEPTABLE CREDIT INSURANCE" means credit insurance (i) issued by an insurance company which the Bank has notified the Borrower in writing is acceptable to the Bank and (ii) issued pursuant to a credit insurance policy the Bank has notified the Borrower in writing is acceptable to the Bank.

            "ACCEPTABLE LETTER OF CREDIT" means a letter of credit issued by a bank acceptable to the Bank and containing terms and conditions which are acceptable to the Bank.

            "ACCOUNTS," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "FIXTURES," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS" and "INVENTORY" shall have the meanings assigned to them in the UCC on the date of this Agreement.

            "ADDITIONAL SECURITY DOCUMENTS" shall mean, with respect to any Guarantor, (a) a security agreement in Proper Form, in favor of the Bank covering the Accounts, Inventory, patents and trademarks and other General Intangibles, Documents, Equipment, Fixtures, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired of such Guarantor, as security for such Guarantor's obligations under a Guaranty, and (b) a deed of trust, mortgage or similar instrument in favor of or for the benefit of the Bank covering any real property and related improvements located thereon, whether now owned or hereinafter acquired of such Guarantor, as security for such Guarantor's

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      obligations under a Guaranty (together with a mortgagee's policy of title insurance covering such real property in an amount acceptable to the Bank insuring title to said real property is vested in such Guarantor subject only to the Permitted Liens); together with all related Financing Statements as the Bank may reasonably require.

            "AGREEMENT" shall mean this Second Amended and Restated Loan Agreement, as the same may be amended, restated and modified from time to time.

            "BANK" shall mean Comerica Bank-Texas, a Texas banking association.

            "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

            "BORROWER" shall mean Henley Healthcare, Inc., a Texas corporation.

            "BORROWING AUTHORIZATION" shall mean (i) with respect to a corporation, a certificate of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation and
      (ii) with respect to a partnership, joint venture or other non-individual Person, such written instruments as shall be required by the Bank authorizing the execution, delivery and performance of the documents to be executed by such Person; the incumbency and signature of the representative of such Person executing such documents on behalf of such Person, and the Organizational Documents of such Person.

            "BORROWING BASE" means, on any day, the sum of:

            (a) EIGHTY PERCENT (80%) of the aggregate principal balance of Eligible Accounts;

            (b) EIGHTY PERCENT (80%) of the aggregate principal balance of all Foreign Accounts which, but for the fact that they are foreign accounts, would otherwise be Eligible Accounts but WITHOUT eliminating accounts which are more than 90 days past the invoice date, (i) LESS, in the case of Foreign Accounts which are subject to Acceptable Credit Insurance, the total annual policy deductible plus any coinsurance deductible; (ii) LESS, in the case of Foreign Accounts supported by an Acceptable Letter of Credit, all Foreign Accounts whose Acceptable Letter of Credit will expire within the next seven (7) days or which Acceptable Letter of Credit is otherwise no longer enforceable; and (iii) LESS, in the case of Foreign Accounts which are supported by credit insurance, all Foreign Accounts which are no longer eligible for credit insurance.

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            (c) EIGHTY PERCENT (80%) of AMC Eligible Accounts which are more than 90 days and less than 120 days past the date of invoice shall be included as Eligible Accounts; and

            (d) TWENTY-SIX PERCENT (26%) of Eligible Inventory.

            Notwithstanding the foregoing, in no event may the aggregate of the Eligible Inventory component of the Borrowing Base, prior to the Cybex Sale, exceed FIFTY PERCENT (50%) of the Borrowing Base, and after the Cybex Sale, exceed THIRTY-FIVE PERCENT (35%) of the Borrowing Base.

            "BORROWING BASE CERTIFICATE" shall mean a certificate in the form of EXHIBIT A to this Agreement, completed in all appropriate respects and executed by the chief executive officer, chief financial officer, or treasurer of Borrower or by any other officer of Borrower designated in writing by any of the chief executive officer, chief financial officer or treasurer, such designation to be acceptable to Lender in its sole discretion, and setting forth Borrower's computation of the Borrowing Base as of the date of such certificate.

            "BUSINESS DAY" shall mean a day on which the Bank is open to carry on its normal commercial lending business.

            "CAPITAL EXPENDITURES" shall mean, as to any Person and as of the date of determination, expenditures for fixed or capital assets all determined in accordance with GAAP.

            "CASH FLOW" shall mean (without duplication), as to any Person and for any period, the sum of (a) Net Income AND (b) the sum of (1) depreciation, amortization, depletion, obsolescence of property, (2) interest expense, (3) non-cash addbacks of compensatory stock issued by the Borrower and stock issued by the Borrower in lieu of interest, all determined in accordance with GAAP, and (4) non-financed Capital Expenditures.

            "COLLATERAL" shall mean any property of any Obligor in the possession of the Bank, any amount in any deposit account of any Obligor with the Bank and all of Obligors' Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

            "COMMITMENT AMOUNT" shall mean $5,200,000.00.

            "CONTRACT RATE" shall mean, as of any date of determination, the annual rate of interest which, pursuant to SECTION 2.4 of this Agreement would be applicable to each of the Notes if the annual rate of interest were determined without the Maximum Legal Rate limitation.

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            "CONTRIBUTION AGREEMENT" shall mean that certain Contribution
      Agreement with an effective date of June 30, 1997, by and among the Borrower and Med-Quip, Inc. and Health Career Learning Systems, Inc., as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

            "CURRENT ASSETS" shall mean, as of any applicable date of determination, all cash, non-affiliated customer receivables, and United States government securities and inventories of a Person that should be classified as current in accordance with GAAP.

            "CURRENT GUARANTORS" shall mean Garvey Company, a Minnesota corporation, Health Career Learning Systems, Inc., a Michigan corporation, Henley Acquisition Corp., a Texas corporation, Med-Quip, Inc., a Georgia corporation, NCI, Inc., a Michigan corporation, and any and all of their respective successors and assigns.

            "CURRENT LIABILITIES" shall mean, as of any applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.

            "CURRENT MATURITIES OF CAPITAL LEASES" shall mean, as of any date of determination, all current maturities of capital leases of a Person as determined in accordance with GAAP.

            "CURRENT MATURITIES OF LONG TERM DEBT" shall mean, as of any date of determination, all current maturities of long term debt of a Person as determined in accordance with GAAP.

            "CYBEX SALE" means any sale by the Borrower of its Cybex division, the terms and conditions of which have been approved by the Bank.

            "DEBT" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

            "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

            "DISBURSEMENT DATE" shall mean each date upon which the Bank makes a loan to the Borrower under SECTION 2.1 of this Agreement.

            "EFFECTIVE TANGIBLE NET WORTH" shall mean as of any day the consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of such day PLUS the Debt evidenced by the Subordinated Debt Documents as of such day.

            "ELIGIBLE ACCOUNTS" shall mean those Accounts of the Obligors for which each of the warranties set forth in SECTION 5.17.1 of this Agreement shall be true (as of any

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      applicable date of determination) and which has been represented by the
      Borrower to be an "ELIGIBLE ACCOUNT" on the Borrowing Base Certificate.

            "ELIGIBLE INVENTORY" shall mean that Inventory of the Obligors for which each of the warranties set forth in SECTION 5.17.2 of this Agreement shall be true (as of any applicable date of determination) and which has been represented by the Borrower to be an item of "ELIGIBLE INVENTORY" on a Borrowing Base Certificate.

            "ENVIRONMENTAL LAWS" shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation or order of any governmental authority in effect at the applicable time which relate to (i) noise, (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, recycling, reclamation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

            "EVENT OF DEFAULT" shall mean any of those conditions or events listed in SECTION 8.1 of this Agreement.

            "FDA EXPENDITURES" shall mean any and all costs ane expenses (including, without limitation, expenses for travel, outside consultants and engineers, expert witnesses, attorneys and other outside professionals) associated with seeking approval of laser-related products from the United States Food and Drug Administration.

            "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of any Obligor) which have been furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated hereby.

            "FINANCING STATEMENTS" shall mean, as to any Obligor, UCC financing statements describing the Bank as secured party and the applicable Obligor as debtor covering the Collateral owned by such Obligor and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

            "FIRST PORTION" shall mean the Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) capital injection described in clause (i) of Section 4.1.10 hereof.

            "FOREIGN ACCOUNTS" means accounts receivable the full payment and performance of which are governed or subject to an Acceptable Letter of Credit or Acceptable Credit Insurance.

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            "GAAP" shall mean those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Bank, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to the Bank.

            "GUARANTIES" shall mean that certain Master Guaranty dated June 30, 1997 herewith in favor of the Bank, by Med-Quip, Inc. and Health Career Learning Systems, Inc., as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time, and each and every other guaranty executed from time to time in respect of this Agreement.

            "GUARANTORS" shall mean each and every Person executing a guaranty from time to time guaranteeing the Indebtedness of the Borrower owing from time to time to the Bank pursuant to this Agreement or the Notes, including the Current Guarantors.

            "HCLS" means Health Career Learning Systems, Inc.

            "HAZARDOUS SUBSTANCE" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

            "HOME CARE RECEIVABLES" shall mean those Eligible Accounts arising in connection with the sale, lease or other form of rental of Inventory of the Borrower to or for use by home facility patients and users, including, without limitation, the Medicare Receivables.

            "INDEBTEDNESS" shall mean all loans, advances and indebtedness of the Borrower to the Bank under this Agreement, all Letter of Credit Liabilities, and all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising pursuant to the Loan Documents.

            "JOINDER AGREEMENT" shall mean that certain Joinder Agreement of even date herewith executed by Garvey Company, Henley Acquisition Corp. and NCI, Inc.

            "KEY AGREEMENTS" shall mean any contracts or agreements between the Borrower and customers of the Borrower under which or pursuant to which the Borrower is reasonably

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      expected to derive five percent (5%) or more of its gross revenues during any 12-month period, and any and all renewals, extensions and modifications thereof.

            "LIEN" means any mortgage, pledge collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

            "LOAN DOCUMENTS" shall mean any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Indebtedness, including, without limitation, the Notes, this Agreement, the Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing or in connection with the Loans or any commitment regarding the Loans and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

            "LOANS" shall mean the Revolving Loans, Term Loan A, Term Loan B and Term Loan C, and "LOAN" shall mean all or any one of the Loans.

            "LOCKBOX" shall mean, collectively, post office boxes established by one or more Obligors with the Bank to which all payments by the Obligors' Account debtors are to be made.

            "LOCKBOX AGREEMENT" shall mean collectively, any and all agreements between the Borrower and the Bank establishing the Lockbox, as the same may be amended, restated, replaced, substituted for or supplemented from time to time.

            "MAXIMUM AVAILABLE AMOUNT" shall mean the lesser of (1) the Commitment Amount and (2) the Borrowing Base.

            "MAXIMUM LEGAL RATE" shall have the meaning set forth in SECTION 2.5 of this Agreement.

            "MAXXIM" shall mean Maxxim Medical, Inc., a Delaware corporation.

            "MEDICARE RECEIVABLES" shall mean those Eligible Accounts of which the Account debtor is a governmental authority or any agency thereof and which are governed by the United States Social Security Act, as amended, and/or the Texas Human Resources Act, as amended, and which such Eligible Accounts are not subject to the Federal Assignment of Claims Act or of a type which applicable federal or Texas law prohibits the taking of a security interest therein.

            "MORTGAGE" shall mean the Deed of Trust and Security Agreement dated as of April 30, 1996, executed by the Borrower in favor of Gary W. Orr, Trustee for the benefit of the Bank, as the same may from time to time be amended, modified, restated or

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      supplemented, including as supplemented pursuant to that certain
      Supplemental Deed of Trust and Security Agreement dated as of June 30,
      1997.

            "NET INCOME" shall mean, for any Person and as of any date of determination, gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with GAAP.

            "NET PROCEEDS" means, (i) in the case of the Term Note A Selected Collateral, cash proceeds remaining after the Term Note A Selected Collateral has been sold and Term Note A has been paid in full; (ii) in the case of the Term Note B Selected Collateral, cash proceeds remaining after the Term Note A Selected Collateral has been sold and Term Note B has been paid in full; and (iii) in the case of the Term Note C Selected Collateral, cash proceeds remaining after the Term Note C Selected Collateral has been sold and Term Note C has been paid in full.

            "NOTES" shall mean the Revolving Notes, Term Note A, Term Note B, Term Note C and "NOTE" shall mean all or any one of the Notes.

            "OBLIGORS" shall mean the Borrower and all of its Guarantors, and "OBLIGOR" shall mean any one of them.

            "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Bank.

            "OVER FORMULA" means the amount that the principal balance on the Revolving Note exceeds the Borrowing Base.

            "OVER FORMULA ALLOWANCE" means:

            (a)   $1,500,000.00 through April 30, 2000;

            (b)   $1,400,000 from May 1, 2000 through May 31, 2000;

            (c)   $1,300,000 from June 1, 2000 through June 30, 2000;

            (d)   $1,200,000 from July 1, 2000 through July 31, 2000;

            (e)   $1,100,000 from August 1, 2000 through August 31, 2000;

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            (f)   $1,000,000 from September 1, 2000 through September 30, 2000;

            (g)   $900,000 from October 1, 2000 through October 31, 2000;

            (h) $800,000 from November 1, 2000 through the Revolving Note Maturity Date.

            Notwithstanding the foregoing, the Over Formula Allowance shall not apply. and the Borrower has no right to be Over Formula, after the closing of the Cybex Sale.

            "PAST DUE RATE" shall mean the Maximum Legal Rate on such day.

            "PATENT SECURITY AGREEMENT" shall mean, collectively, that certain Patent Security Agreement dated as of April 30, 1996, executed by the Borrower and the Bank, and all additional Patent security agreements executed by the Borrower or any other Obligor as security for the Indebtedness and all related recordation form cover sheets and any and all amendments, modifications, renewals, extensions and supplements thereof or thereto from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

            "PERMITTED INVESTMENTS" shall mean:

            (a) expense accounts for and other advances to directors, officers and employees in the ordinary course of business up to an aggregate amount of $25,000 outstanding at any time;

            (b) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations);

            (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks whether domestic or foreign having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition);

            (d) commercial paper and similar obligations rated "P-1" or better by Moody's Investors Service, Inc., or "A-1" or better by Standard & Poors Corporation;

            (e) readily marketable tax-free municipal bonds of a domestic issuer rated "AAA" or better by Moody's Investors Service, Inc., or "AAA" or better by Standard & Poors

      Corporation, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds);

            (f) readily marketable shares of any money market fund having total assets in excess of $250,000,000, unless the Bank has disapproved such fund in writing;

            (g) demand deposit accounts maintained in the ordinary course of business; and

            (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business;

            "PERMITTED LIENS" shall mean:

            (a)   Liens and encumbrances in favor of the Bank;

            (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

            (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

            (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

            (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by any Obligor in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

            (f) the Subordinated Liens; and

            (g) Existing liens described in SCHEDULE 5.6 attached hereto.

            "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

            "PRIME RATE" shall mean that annual rate of interest designated and announced by the Bank as its prime rate and which is changed by the Bank from time to time. The Prime Rate may not necessarily be the lowest rate charged by the Bank.

            "PROPER FORM" shall mean in form and substance acceptable to the Bank, in the exercise of its sole but reasonable judgment.

            "PURCHASE AGREEMENT" shall mean that certain Agreement of Purchase and Sale of Assets dated as of April 30, 1996, executed by and between the Borrower and Maxxim.

            "REVOLVING LOAN" shall mean an advance made by the Bank to the Borrower under SECTION 2.1 of this Agreement on a Disbursement Date.

            "REVOLVING NOTE" shall mean a promissory note, in the original principal sum of $9,000,000, dated as of May 29, 1998, a true and correct copy of which is attached as EXHIBIT B to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

            "REVOLVING NOTE MATURITY DATE" shall mean April 1, 2002, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof.

            "SECOND PORTION" shall mean the One Million Dollar ($1,000,000) capital injection described in Clause (ii) of Section 4.1.10 hereof.

            "SECURITIES OFFERING" shall mean any offering or issuance of a "security" (as that term is defined in the Securities Act of 1933), whether or not subject or required to be registered with the Securities and Exchange Commission or any other governmental authority or agency thereof.

            "SECURITY DOCUMENTS" shall mean (a) one or more security agreements executed by the Obligors in favor of the Bank pursuant to which each Obligor grants to the Bank a security interest in the Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, of such Obligor, and securing such Obligor's obligations for the indebtedness arising either as a maker (in the case of the Borrower) or as a Guarantor (in the case of a Guarantor), together with all replacements thereof, substitutions therefor and all proceeds and products thereof, (b) the Financing Statements, (c) the Mortgage, (d) the Title Insurance Policy, (e) the Lockbox Agreement and any and all other documentation reasonably required by Bank to establish a Lockbox with Bank any and all other security agreements, assignments, collateral assignments, pledges, mortgages, deeds of trust and guaranties from time to time securing the Indebtedness or any thereof, (f) the Trademark Security Agreements, (g) the Patent Security Agreements, (h) the Subordination Agreement, (i) the Additional Security Agreements, (j) the Guaranties, (k) the Joinder Agreements, and (l) any and all renewals, extensions, amendments, modifications, replacements, supplements, substitutions and rearrangements thereof, thereto or therefor.

            "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Note, the Subordinated Security Agreement, the Subordinated Financing Statement and any and all other documents, instruments, and any and all other papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by the Subordinated Note, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing permitted herein or in the Subordination Agreement.

            "SUBORDINATED FINANCING STATEMENT" shall mean UCC financing statements describing Maxxim as secured party and the Borrower as debtor covering the property described in the Subordinated Security Agreement and otherwise.

            "SUBORDINATED LIENS" shall mean the Liens arising pursuant to the Subordinated Security Agreement and expressly made subordinate to the Liens of the Bank in and to the Collateral pursuant to the Subordination Agreement.

            "SUBORDINATED NOTE" shall mean, collectively, that certain Subordinated Convertible Promissory Note in the original principal sum of $7,000,000 dated as of April 30, 1996, executed by the Borrower, payable to the order of Maxxim, with a final stated maturity of March 1, 2003, together with the "Substitute Note" (as that term is defined in the Purchase Agreement),as the same may be amended, restated and modified from time to time.

            "SUBORDINATED SECURITY AGREEMENT" shall mean that certain Commercial Security Agreement dated as of April 30, 1996, executed by the Borrower, as debtor, and Maxxim, as secured party, covering all or a portion of the Collateral.

            "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement by and among the Borrower, the Bank and Maxxim, as the same may be amended, restated and modified from time to time.

            "SUBSIDIARIES" shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, as of any applicable date of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

            "TANGIBLE NET WORTH" shall mean, for any Person and as of any applicable date of determination, tangible net worth of a Person as determined in accordance with GAAP.

            "TERM LOAN A" shall mean the loan described in SECTION 2.1.2 hereof.

            "TERM NOTE A" shall mean a promissory note, in the original principal sum of $1,430,000, dated as of September 30, 1997, a true and correct copy of which is attached hereto as EXHIBIT C to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

            "TERM NOTE A MATURITY DATE" shall mean September 30, 2002, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof.

            "TERM LOAN B" shall mean the loan described in SECTION 2.1.3 hereof.

            "TERM NOTE B" shall mean a promissory note, in the original principal sum of $1,616,000, dated as of April 30, 1996, a true and correct copy of which is attached hereto as EXHIBIT D to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

            "TERM NOTE B MATURITY DATE" shall mean April 30, 2011, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof or SECTION 2.4.4 hereof.

            "TERM NOTE C" shall mean a promissory note, in the original principal sum of $1,260,000, dated as of February 12, 1998, a true and correct copy of which is attached hereto as EXHIBIT E and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

            "TERM NOTE C MATURITY DATE" shall mean February 12, 2013, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof or SECTION 2.4.4 hereof.

            "TITLE INSURANCE POLICY" shall mean the policy of title insurance in a face amounts reasonably satisfactory to the Bank, issued in favor of the Bank by a title insurance Obligor satisfactory to the Bank and insuring that title to the property covered by the Mortgage is vested in the Borrower free and clear of any lien, security interest or any other objection, exception or requirement other than those permitted hereunder, and that the Mortgage creates a valid first and prior lien on all such property, subject only to such exceptions as may be approved in writing by the Bank. The Title Insurance Policy shall contain a complete and accurate description of the Mortgage, shall specify the recording and filing information applicable to it and shall describe the property covered by the Mortgage identically to the description thereof in the Mortgage.

            "TRADEMARK SECURITY AGREEMENT" shall mean, collectively, that certain Trademark Security Agreement dated as of April 30, 1996, executed by the Borrower and the Bank, and all additional Trademark security agreements executed by Borrower or any other Obligor as security for the Indebtedness and all related recordation form cover sheets and all and all amendments, modification, renewals, extensions and supplements thereof or thereto from time to time.

            "TERM NOTE A SELECTED COLLATERAL" means all machinery and equipment owned by the Borrower located at the Belton, Texas plant.

            "TERM NOTE B SELECTED COLLATERAL" means the real estate and improvements located at 140 Industrial Boulevard, Sugar Land, Texas.

            "TERM NOTE C SELECTED COLLATERAL" means the real property and improvements thereon located at 2121 Industrial Park Road, Belton, Texas and at 120 Industrial Boulevard, Sugar Land, Texas.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas and as amended from time to time.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

      1.3 SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.

SECTION 2.  LOANS, INTEREST AND FEES.

      2.1   LOANS.

            2.1.1 REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to SECTION 2.2 of this Agreement at any time from the date of this Agreement until (but not including) the Revolving Note Maturity Date, up to an aggregate principal amount outstanding at any time not to exceed the difference of the Maximum Available Amount then in effect MINUS the Letter of Credit Liabilities as of such time, provided that each Disbursement Date for the Revolving Loan under this Agreement must be a Business Day.

            2.1.2 TERM LOAN A. The Bank has previously made and fully funded a loan to the Borrower in the form of Term Note A.

            2.1.3 TERM LOAN B. The Bank has previously made and fully funded a loan to the Borrower in the form of Term Note B.

            2.1.4 TERM LOAN C. The Bank has previously made and fully funded a loan to the Borrower in the form of Term Note C.

      2.2   BORROWING PROCEDURES.

            2.2.1 NOTICE. The Borrower shall give the Bank notice of the Borrower's desire for a Revolving Loan by 2:00 p.m. (Houston, Texas time) on the day of the requested Revolving Loan. Such notice shall be in writing from an officer of the Borrower to the Bank and in form and substance acceptable to the Bank. Such notice shall specify the proposed Disbursement Date and the principal amount of the proposed Revolving Loan.

            2.2.2 BANK OBLIGATIONS. The Bank agrees to make the Revolving Loan on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of SECTION 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Revolving Loan, provided, however, that the Bank shall not be so obligated if:

                  (a) Any of the conditions precedent set forth in SECTION 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with SECTION 9.3 of this Agreement; or

                  (b) Such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the lesser of the Commitment Amount or the Borrowing Base, on the Disbursement Date.

      2.3   NOTES.

            2.3.1 REVOLVING NOTE. The Revolving Loans shall be evidenced by the Revolving Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Revolving Note Maturity Date (unless sooner accelerated pursuant to the term of this Agreement), and in the principal amount of the original Commitment Amount. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on a schedule attached to the Note. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Note, PROVIDED, HOWEVER, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Revolving Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note to repay the principal amount of all the Revolving Loans together with all interest accrued or accruing thereon.

            2.3.2 TERM NOTE A.  Term Loan A is evidenced by Term Note A.

            2.3.3 TERM NOTE B.  Term Loan B is evidenced by Term Note B.

            2.3.4 TERM NOTE C.  Term Loan C is evidenced by Term Note C.

      2.4   INTEREST PAYMENTS.

            2.4.1 REVOLVING NOTE. Subject to the provisions of SECTION 2.5 below, and commencing March 3, 2000, and until the Revolving Note Maturity Date, the Revolving Note shall bear interest on the outstanding principal balance from time to time outstanding at a rate equal to the lesser of (a) the Maximum Legal Rate, or (b) the Prime Rate in effect from time to time plus one and one-half of one percent (1 1/2%) per annum until the Revolving Note Maturity Date, and after the Revolving Loan Maturity Date, at the Past Due Rate. Interest shall be payable to the extent then accrued on the first day of each week, beginning May 1, 2000, until the Revolving Note Maturity Date and from and after such maturity on demand. Without notice to the Borrower or any other Person, the rate of interest applicable to the Revolving Credit Note will change as and when the Prime Rate changes.

            2.4.2 TERM NOTE A. Subject to the provisions of SECTION 2.5 below, Term Note A shall bear interest on the outstanding principal balance from and after May 1, 2000 and from time to time outstanding, under Term Note A at a rate equal to the lesser of (a) the Maximum Legal Rate, or (b) the Prime Rate plus one and one-half percent (1 1/2%) per annum until the Term Note A Maturity Date, and after the Term Note A Maturity Date, at the Past Due rate. Term Note A shall continue to be payable in monthly installments of $23,833.00 each, beginning March 1, 2000 and payable on the first day of each succeeding calendar month thereafter until Term Note A (including all accrued interest thereon) has been fully paid and satisfied; provided, that on the Term Note A Maturity Date, all principal of Term Note A and all accrued unpaid interest thereon shall be finally due and payable. Accrued interest on Term Note A shall be due and payable concurrently with and in addition to the principal installments provided for herein above. Without notice to the Borrower, or any other Person, the rate of interest applicable to Term Note A shall change as and when the Prime Rate changes.

            2.4.3 TERM NOTE B. Subject to the provisions of SECTION 2.5 below, Term Note B shall bear interest on the outstanding principal balance from and after May 1, 2000 and from time to time outstanding, under Term Note B at a rate equal to the lesser of (a) the Maximum Legal Rate, or (b) the Prime Rate plus one and one-half percent (1 1/2%) per annum until the Term Note B Maturity Date, and after the Term Note B Maturity Date, at the Past Due rate. Term Note B shall continue to be payable in monthly installments of $7,000.00 each, beginning March 1, 2000 and payable on the first day of each succeeding calendar month beginning March 1, 2000 until Term Note B (including all accrued interest thereon) has been fully paid and satisfied; provided, that on the Term Note B Maturity Date, all principal of Term Note B and all accrued unpaid interest thereon shall be finally due and payable. Accrued interest on Term Note B shall be due and payable concurrently with and in addition to the principal installments provided for herein above. Without notice to the Borrower, or any other Person, the rate of interest applicable to Term Note B shall change as and when the Prime Rate changes.

            2.4.4 TERM NOTE B ANNUAL CALL PROVISIONS. Notwithstanding anything contained in this Agreement. Term Note B or any of the Loan Documents (and without limiting any other provision contained in any of them for the acceleration of the maturity of Term Note B), beginning with April 1, 2002, and with respect to each April 1st occurring thereafter, the Bank, in its sole and absolute discretion, with or without cause, may elect to accelerate the final stated maturity of Term Note B to any such April 1st date by giving written notice to the Borrower of such election no later than 30 days prior to the applicable anniversary date.

            2.4.5 TERM NOTE C. Subject to the provisions of SECTION 2.5 below, Term Note C shall bear interest on the outstanding principal balance from and after May 1, 2000 and from time to time outstanding, under Term Note C at a rate equal to the lesser of (a) the Maximum Legal Rate, or (b) the Prime Rate plus one and one-half percent (1 1/2%) per annum until the Term Note C Maturity Date, and after the Term Note C Maturity Date, at the Past Due rate. Term Note C shall continue to be payable in monthly installments of

      $8,977.78 each, beginning March 1, 2000 and payable on the first day of each succeeding calendar month beginning March 1, 2000 until Term Note C (including all accrued interest thereon) has been fully paid and satisfied; provided, that on the Term Note C Maturity Date, all principal of Term Note C and all accrued unpaid interest thereon shall be finally due and payable. Accrued interest on Term Note C shall be due and payable concurrently with and in addition to the principal installments provided for herein above. Without notice to the Borrower, or any other Person, the rate of interest applicable to Term Note C shall change as and when the Prime Rate changes.

            2.4.6 TERM NOTE C ANNUAL CALL PROVISIONS. Notwithstanding anything contained in this Agreement, Term Note C or any of the Loan Documents (and without limiting any other provision contained in any of them for the acceleration of the maturity of Term Note C), beginning with February 12, 2003, and with respect to each February 12, and occurring thereafter, the Bank, in its sole and absolute discretion, with or without cause, may elect to accelerate the final stated maturity of Term Note C to any such February 12 date by giving written notice to the Borrower of such election no later than 30 days prior to the applicable anniversary date.

      2.5 MAXIMUM RATE. The following provisions shall control this Agreement and the Notes:

            (a) No agreements, conditions, provision or stipulations contained in this Agreement, any Note, any of the other Loan Documents or in any other agreement between the Borrower and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "MAXIMUM LEGAL RATE") and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Obligor to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "EXCESS"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (a) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (b) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Borrower's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder with respect to such Note below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate for such Note.

            (b) Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the weekly "INDICATED RATE CEILING" from time to time in effect under Chapter 303 of the Texas Finance Code.

            (c) The provisions of this Section shall be deemed to be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Borrower (or any other Obligor in respect of the Indebtedness), whether or not any provisions of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Borrower or any other Obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

            (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

            (e) The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

      2.6   FEES.

            2.6.1 PREPARATION FEES. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank the amount of the Bank's expenses (including attorney's fees and disbursements) incurred by the Bank in connection with the preparation of this Agreement and the other Loan Documents.

            2.6.2 EXTENSION FEE. The Borrower agrees to pay the Bank upon the execution hereof an Extension Fee in the amount of $10,000.00 and to pay to the Bank, upon the execution hereof, the prior Extension Fee of $7,500.00.

      2.7 BASIS OF COMPUTATION. The amount of all accrued interest and fees hereunder and under the Notes shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

      2.8 MANDATORY PREPAYMENTS. The Borrower shall pay to the Bank the amount, if any, by which the aggregate on paid principal amount of all Revolving Loans from time to time exceeds the Borrowing Base (plus any applicable Over Formula Allowance), together with all interest accrued and unpaid on the amount of such excess, but without other premium or penalty. Such prepayments shall be immediately due and payable upon the occurrence of any such excess. The Borrower shall also pay to the Bank upon receipt all Net Proceeds for application to the Revolving Credit Note in the manner described in SECTION 2.10

      2.9 BASIS OF PAYMENTS; APPLICATION. All sums payable by the Borrower to the Bank under this agreement shall be paid directly to the Bank at its principal office in immediately available funds, without set-off, deduction or counterclaim. All payments and prepayments shall be applied first to interest, the balance to principal.

      2.10 SALE OF COLLATERAL. Other than the sale of inventory, made in the ordinary course of the Borrower's business, the Borrower shall seek the written approval of the Bank for the sale of Collateral. The Borrower has advised the Bank that it intends to sell certain of its assets. Such request shall include a detailed explanation of the proposed terms of such sale. All Net Proceeds arising from the sale of such items of Collateral shall be applied to the Revolving Credit Note and represent a permanent reduction in the Commitment Amount. Provided, however, when the Revolving Credit Note has been reduced to $2,500,000, all future Net Proceeds shall continue to be applied to the Revolving Credit Note, but will no longer represent permanent reductions in the Commitment Amount. While the Bank reserves the right to review and approve the exact terms of any sale, the Bank is willing to favorably consider any sale of the Cybex Division that is a cash sale which results in net cash proceeds received by the Bank of at least $4,000,000.00 provided the proceeds are received by not later than November 1, 2000. Any such sale may include the Term Note A Selected Collateral. Additionally the Bank understands that the Borrower intends to offer for sale certain real property it owns. The mere offering for sale of such property shall not constitute a Default hereunder. However, the Bank reserves the right to approve the terms and conditions of any sale.

SECTION 3.  SECURITY.

      To secure full and timely performance of the Borrower's covenants set out in this Agreement and to secure the repayment of the Notes and all other Indebtedness whatsoever of the Borrower to the Bank, the Borrower agrees to (and agrees to cause each other Obligor to) grant and assign a lien upon and security interest in the Collateral pursuant to the Security Documents and other instruments and agreements satisfactory to the Bank.

SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.

      4.1 CONDITIONS TO THE DELIVERY OF THE SECOND AMENDED AND RESTATED LOAN AGREEMENT. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or on the delivery date of the Second Amended and Restated Loan Agreement of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

            4.1.1 DOCUMENTS EXECUTED AND FILED. The Borrower and the Current Guarantors (as applicable) shall have executed (or caused to be executed) and delivered to the Bank, the following, all in form satisfactory to the
      Bank:

                  (a) Either an acceptable ratification of the prior
            Contribution Agreement, or a new Contribution Agreement.

                  (b) Either a confirmation of the prior Guaranty or an
            acceptable Guaranty Agreement from the Current Guarantors.

                  (c) A legal opinion of Porter & Hedges, L.L.P., counsel for the Obligors, in Proper Form; and

                  (d) Such other documents as counsel for the Bank shall
            reasonably require.

            4.1.2 BORROWING AUTHORIZATIONS. The Borrower shall have furnished to the Bank a copy of resolutions of the Borrowing Authorizations for the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, and the other Loan Documents being delivered contemporaneously herewith, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Disbursement Date first occurring.

            4.1.3 CERTIFIED ARTICLES AND BYLAWS. The Borrower shall have furnished to the Bank a copy of the Organizational Documents of each of the Obligors.

            4.1.4 CERTIFICATES OF EXISTENCE, GOOD STANDING AND QUALIFICATION. The Borrower shall have furnished to the Bank a certificate of existence and good standing with respect to the Borrower, which shall have been certified by the state agencies issuing the same as of a date reasonably near the Disbursement Date first occurring.

            4.1.5 UCC, PATENT AND TRADEMARK LIEN SEARCHES. Should the Bank elect, the Bank shall have received (a) UCC, record and copy search, disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than as relate to Permitted Liens (but exclusive of the Subordinated Liens). In addition, should the

      Bank elect, the Bank shall receive searches of the records of the United States Patent & Trademark Office reflecting title to the patents and trademarks covered by the Patent Security Agreement and the Trademark Security Agreement is in the Borrower (or, where an express assignment of such patents and trademarks pursuant to the Asset Purchase Agreement, in Maxxim) and disclosing no notice of any liens or encumbrances filed against any of such Collateral in any relevant jurisdiction other than the Patent Security Agreement, the Trademark Security Agreement and other than as relate to Permitted Liens.

            4.1.6 HAZARD INSURANCE. The Borrower shall have furnished to the Bank, in form and amounts and with companies satisfactory to the Bank, evidence of hazard insurance policies naming the Bank as "loss/payee", and relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

            4.1.7 SUBORDINATED DEBT DOCUMENTS. The Bank shall have received a fully executed copy of the Fourth Amendment to the Subordinated Debt Documents, together with all schedules, annexes and other attachments contemplated therein, and shall have received evidence satisfactory to the Bank that the transactions contemplated therein have been consummated.

            4.1.8 APPROVAL OF BANK COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by Winstead Sechrest & Minick P.C., legal counsel for the Bank.

            4.1.9 FINANCIAL STATEMENTS. The Borrower shall have furnished to the Bank consolidated (if applicable) annual audited financial statements for the Borrower for the most recently ended fiscal year.

            4.1.10 CAPITAL INJECTION. The Borrower shall have received (i) a capital injection of at least TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) on terms and conditions satisfactory to the Bank and (ii) a commitment, on terms and conditions satisfactory to the Bank, of an additional ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) capital injection.

            4.1.11 EXTENSION FEES. As a precondition to the effectiveness of this Agreement the Borrower shall pay to the Bank an Extension Fee in the amount of $10,000.00 and the past Extension Fee in the amount of $7,500.00.

            4.1.12 OTHER INFORMATION AND DOCUMENTATION. The Bank shall have received such other information, certificates and executed documents as they shall have reasonably requested.

      4.2 CONDITIONS TO ALL DISBURSEMENTS. The obligation of the Bank to make any Revolving Loan on any Disbursement Date, is subject to the occurrence, prior to or on the Disbursement Date related to such Revolving Loan, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing.

            4.2.1 CERTIFICATE. If such Loan is to made after the date hereof and is not being made pursuant to an automated advance and repayment mechanism provided to the Borrower by the Bank, the Bank shall have received a certificate substantially in the form of EXHIBIT F attached hereto and incorporated herein by reference for all purposes, executed by the chief executive or chief financial officer of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

                  (a) No Default or Event of Default has occurred and is
            continuing; and

                  (b) The warranties and representations set forth in SECTION 5 of this Agreement are true and correct on and as of such Disbursement Date.

            4.2.2 BANK SATISFACTION. The Bank does not have actual knowledge that, as of such Disbursement Date:

                  (a) Any Default or Event of Default has occurred and is
            continuing; and

                  (b) Any provision of law, any order of any court or other
            agency of government or any regulation, rule or interpretation thereof has had a material adverse effect on the validity or enforceability of any Loan Document.

SECTION 5.  WARRANTIES AND REPRESENTATIONS.

      The Borrower represents and warrants to the Bank that:

      5.1 CORPORATE EXISTENCE AND POWER. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, (c) the Borrower and each of the Subsidiaries have the corporate power and authority to own their respective properties and assets and to carry out their respective business as now being conducted and are, or will within 30 days from the date hereof be, qualified to do business and in good standing in every jurisdiction wherein the failure to be so qualified could have a material adverse affect on the Borrower or any Subsidiary and (d) the Borrower has the corporate power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Notes and other Loan Documents, to grant to the Bank liens and security interest in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

      5.2 AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowing hereunder and the execution and delivery of the Notes and other Loan Documents to which any Obligor is a party have been duly authorized by all requisite corporate action, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank or will be completed and obtained concurrently with the execution and delivery of this Agreement, will not violate any provision of law, any order of any court or other agency of government, the Organizational Documents of any Obligor, any provision of any indenture, agreement or other instrument to which any Obligor is a party, or by which it or any of its properties or assets are bound, will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Obligor other than in favor of the Bank and as contemplated hereby.

      5.3 VALID AND BINDING AGREEMENT. This Agreement is, and the Notes, the Security Documents and all other Loan Documents to which any of the Obligors is a party will be, when delivered, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms except for laws and equitable principles affecting the enforcement of creditors' rights generally.

      5.4 ACTIONS, SUITS OR PROCEEDINGS. Except as disclosed on SCHEDULE 5.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting any Obligor, or any properties or rights of any Obligor, which, if adversely determined, could reasonably be expected to materially impair the right of any Obligor to carry on business substantially as now conducted or could reasonably be expected to have a material adverse effect upon the financial condition of any Obligor.

      5.5 SUBSIDIARIES. As of the date hereof, the Borrower has no subsidiaries other than Garvey Company, Health Career Learning Systems, Inc., Henley Acquisition Corp., Med-Quip Inc., NCI, Inc., Enraf-Nonius, B.V., Enraf-Nonius Medizinelektronik GMBH and Enraf-Nonius S.A. France.

      5.6 NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS. Except for Permitted Liens and the liens and security interests securing indebtedness to be satisfied in full with proceeds from the initial loan hereunder (and which such liens and security interests are to be released simultaneously with such satisfaction), no Obligor's assets and properties, including, without limitation, the Collateral, is subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

      5.7 ACCOUNTING PRINCIPLES. The Financial Statements have been prepared in accordance with GAAP and fully and fairly present in all material respects the financial condition of each Obligor as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. To the best of any Obligor's knowledge and belief, no Obligor has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

      5.8 NO ADVERSE CHANGES. There has been no material adverse change in the business, properties or condition (financial or otherwise) of any of the Obligors since the date of the latest of the Financial Statements.

      5.9 CONDITIONS PRECEDENT. As of each Disbursement Date, all appropriate conditions precedent referred to in SECTION 4 hereof shall have been satisfied (or waived in writing by the Bank).

      5.10 TAXES. Except as provided on SCHEDULE 5.10, each Obligor has filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. No Obligor has any knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

      5.11 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 5.11, each Obligor has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of any of the Obligors.

      5.12 INDEBTEDNESS. Except as permitted by SECTIONS 7.5, 7.6 and 7.7 of this Agreement, and as otherwise disclosed on SCHEDULE 5.12, neither the Borrower nor any of the Subsidiaries has any indebtedness for money borrowed or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower and the Subsidiaries in the ordinary course of business for deposit or collection.

      5.13 MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 5.13, neither the Borrower nor any of the Subsidiaries has any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of the Borrower, other than with respect to consents to the assignment of such material leases, contracts or commitments required by the terms thereof disclosed on
SCHEDULE 5.13, all parties to such agreements (including, without limitation, the Borrower and the Subsidiaries) have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements (including, without limitation, the Borrower and the Subsidiaries) is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default. The Borrower has no Key Agreements as of the date hereof.

      5.14 MARGIN STOCK. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

      5.15 PENSION FUNDING. No Obligor has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of the Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

      5.16 MISREPRESENTATION. No warranty or representation by any Obligor contained herein or in any certificate or other document furnished by any Obligor pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

      5.17  BORROWING BASE COMPONENTS.

            5.17.1 ELIGIBLE ACCOUNTS. As to each Account represented by the Borrower to be an "Eligible Account" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

                  (a) Such Account arose in the ordinary course of the business of an Obligor out of either a bona fide sale of Inventory by such Obligor, and in such case such Inventory has in fact been shipped to, and accepted and retained by, the appropriate account debtor or the sale has otherwise been consummated in accordance with such order, or services performed by such Obligor under an enforceable contract (other than those relating to training), and in such case such services have in fact been performed for the appropriate account debtor in accordance with such contract.

                  (b) Such Account represents a legally valid and enforceable claim which is due and owing to an Obligor by such account debtor and for such amount as is represented by such Obligor to the Bank on such Borrowing Base Certificate, such Account is due and payable not more than 30 days from the delivery of the related Inventory, or the performance of the related services, giving rise to such Account and such Account has not been due for more than 90 days from the date of invoice.

                  (c) The unpaid balance of such Account as represented by an
            Obligor to the Bank on such Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, credit, allowance or adjustment by the account debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by such Obligor in the ordinary course of business for prompt payment, and there is no agreement between such Obligor, the related account debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part.

                  (d) The transactions leading to the creation of such Account comply with all applicable state and federal laws and regulations.

                  (e) An Obligor has granted to the Bank a perfected security interest in such Account (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such Account has not been sold, transferred or otherwise assigned by such Obligor to any person, other than the Bank.

                  (f) Such Account is not represented by any note, trade
            acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by an Obligor to the Bank on or prior to such Account's inclusion on such Borrowing Base Certificate.

                  (g) An Obligor has not received, with respect to such Account, any notice of the death of the related account debtor or any partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such account debtor.

                  (h)   The account debtor on such Account is not:

                        (i)   an affiliate of an Obligor,

                        (ii) the United States of America or any department,
                  agency or instrumentality thereof, in any case other than (i) a Medicare Receivable or (ii) a receivable for which the Assignment of Federal Claims Act of 1940 has been complied with,

                        (iii) a citizen or resident of any jurisdiction other
                  than one of the United States or Canada, unless such Obligor has received a letter of credit in an amount equal to or greater than such Account issued by a financial institution acceptable to the Bank and otherwise in form and substance satisfactory to the Bank, or

                        (iv) an account debtor whom the Bank has, in the
                  exercise of such Bank's sole discretion, determined to be (based on such factors as the Bank deems appropriate) an ineligible account debtor and as to which the Bank has notified the Borrower, PROVIDED, HOWEVER, that any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate by the Borrower prior to the giving of such notice by the Bank and which meets each and every other requirement under this Agreement for the denomination of such Account as an "Eligible Account."

            5.17.2 ELIGIBLE INVENTORY. As to each item of Inventory represented by the Borrower to be "ELIGIBLE INVENTORY" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

                  (a) Such item of Inventory is of good and merchantable quality and is usable or salable by an Obligor in the ordinary course of such Obligor's business, and is not obsolete.

                  (b) An Obligor has granted to the Bank a perfected security interest in such item of Inventory (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such item of Inventory has not been sold, transferred or otherwise assigned by such Obligor to any person, other than the Bank and other than sales in the ordinary course of business occurring after the date of such Borrowing Base Certificate.

                  (c) Such item of Inventory is located within the United States of America and is in the possession and control of an Obligor at one of the locations described on SCHEDULE 5.17.2 attached hereto.

      5.18 ASSUMED NAMES: OTHER NAMES. The Borrower has not changed its name during the last five (5) years except as described on SCHEDULE 5.18 attached hereto and incorporated herein by reference for purposes. The only assumed names used by Maxxim in connection with its Henley Healthcare division in the last five (5) years are "Henley Operating Company, Henley International and Henley Healthcare." The only assumed names used by any other party to an acquisition of a Subsidiary in the last five (5) years are described in SCHEDULE 5.18 attached hereto.

SECTION 6.  AFFIRMATIVE COVENANTS.

      From the date hereof until the principal of and interest on each Note and other Indebtedness is paid in full and the ability, if any, of the Borrower to obtain Revolving Loans has irrevocably terminated, the Borrower covenants and agrees that it will (or will cause each other Obligor to):

      6.1   FINANCIAL AND OTHER INFORMATION.

            6.1.1 ANNUAL FINANCIAL REPORTS. Furnish to the Bank in form satisfactory to the Bank not later than ninety (90) days after the close of each fiscal year of the Borrower, beginning with the Borrower's 1999 fiscal year, on a consolidated and consolidating basis, a balance sheet as at the close of each such fiscal year, statements of income and statements of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions that the financial statements present fairly the Obligor's financial position and results of operations in all material respects.

            6.1.2 MONTHLY FINANCIAL STATEMENTS. Furnish to the Bank not later than twenty (20) days after the close of each fiscal year of the Obligors, beginning with May, 2000, financial statements containing the consolidated and consolidating balance sheet of the Obligors as of the end of each such period, consolidated and consolidating statements of income and statements of cash flows of the Obligors up to the end of such period. These statements shall be prepared on substantially the same accounting basis as the statements required in SECTION 6.1.1 of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Obligors.

            6.1.3 NO DEFAULT CERTIFICATE. Together with each delivery of the financial statements required by SECTIONS 6.1.1 and 6.1.2 of this Agreement, furnish to the Bank a compliance certificate substantially in the form of EXHIBIT G attached hereto and incorporated herein by reference for all purposes, duly executed by its chief executive or financial officer stating, among other things, that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto accompanied by such supporting calculations contained in such certificate as the Lender may request.

            6.1.4 AGING AND BORROWING BASE CERTIFICATE. Furnish to the Bank daily and beginning as of the execution date hereof, and not later than 10:00 a.m. on the Business Day following the as of date of the certificate, a Borrowing Base Certificate confirming that the sum of the aggregate unpaid principal balance of all the Revolving Loans does not exceed the Maximum Available Amount as then in effect (or if such is not the case, accompanied by a prepayment of the Revolving Note, in accordance with SECTION 2.8 of this Agreement) and further furnish to the Bank, (y) an aging as of the end of the preceding month of the Borrower's Accounts in a form satisfactory to the Bank, a summary of the Obligors' Inventory as of the end of such calendar month, prepared in reasonable detail and containing such other information as the Bank may request, and an aging as of the end of the preceding month of the Obligors' accounts payable in a form satisfactory to the Bank in its sole and absolute discretion and (z) to provide the same report weekly, as of the last business day of such week and by the first business day of the following week, a similar aging of the Obligors' Accounts in each case as of the end of such preceding week and again prepared in such reasonable detail and containing such other information as the Bank may require to be accompanied by an aging as of the end of the preceding week of the Obligors' accounts payable, also in a form satisfactory to the Bank in its sole and absolute discretion.

            6.1.5 SEC REPORTS. Furnish to the Bank within five days after the filing with the Securities and Exchange Commission by any Obligor, true, correct and complete copies of all such filings, of any financial statements, registration statements, reports and proxy statements.

            6.1.6 INVENTORY NOT IN WAREHOUSE. Furnish to the Bank not later than 20 days after the close of each fiscal quarter of the Obligors, beginning with June 30, 2000, a listing of all Inventory of the Obligors held by third parties on a consignment basis or otherwise not in the possession of the Obligors at one of the locations described on SCHEDULE 5.17.2 hereof (as said Schedule may be updated in writing from time to time with 30 days advance written notice to the
      Bank), including, without limitation, a description of its value and the location and the name, address and telephone number of each such third party and otherwise containing such other information as the Bank may request.

            6.1.7 ADVERSE EVENTS. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon any Obligor's business, properties, financial condition or ability to comply with its obligations hereunder.

            6.1.8 MANAGEMENT LETTERS. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower by independent certified public accountants in connection with any annual or interim audit of the books of the Obligors.

            6.1.9 AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner which may or may not be affiliated with the Bank, with respect to the Accounts and Inventory component included in the Borrowing Base. So long as no Event of Default exists hereunder, the Borrower will promptly reimburse the Bank for the cost of up to four (4) such audits during each twelve (12) month period. Upon the occurrence of an Event of Default, all such audits shall be conducted at the sole cost and expense of the Borrower.

            6.1.10 TAX RETURNS. As soon as it has been filed with the United States Internal Revenue Service, each Obligor's federal tax return.

            6.1.11 OTHER INFORMATION AS REQUESTED. Promptly furnish (or cause to be furnished) to the Bank such other information regarding the operations, business affairs and financial condition of the Obligors as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Obligors at any reasonable time.

      6.2 INSURANCE. Keep its (and cause the other Obligors to keep their respective) insurable properties (including, but not limited to, the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or the other Obligors, whichever is applicable,
(b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes and written by such companies as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled except upon thirty days' prior written notice to the Bank. The Obligors will deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, names the Bank as "mortgagee" and provides for payment to the Bank even if no Obligor would be entitled to receive payment of any proceeds. If any Obligor fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and such Obligor agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank. Each Obligor hereby appoints the Bank as such Obligor's attorney-in-fact, which appointment is coupled with an interest and irrevocable, to endorse any check or draft payable to such Obligor in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness, PROVIDED, HOWEVER, that the Bank shall not be required hereunder so to act. The provisions of this Section are in addition to and cumulative of the insurance provisions set forth in the Mortgage.

      6.3 TAXES. With regard to all 1999 taxes, to pay the same within 10 Business Days of the receipt of the First Portion and to pay promptly and within the time that they can be paid without interest or penalty all future taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Obligor and their respective property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank. If any Obligor shall fail to pay such taxes and assessments by their due date, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank.

      6.4 MAINTAIN CORPORATION AND BUSINESS. Do or cause to be done all things necessary to preserve and keep in full force and effect each Obligor's corporate existence, rights and franchises, if any, and comply with all applicable laws unless the failure to do so could not reasonably be expected to have a material adverse effect on such Obligor or any of its property or business; continue to conduct and operate their respective businesses substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective business and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      6.5 MAINTAIN EFFECTIVE TANGIBLE NET WORTH. Maintain on a consolidated statement basis, at all times on or after the execution hereof, an Effective Tangible Net Worth of not less than the effective Tangible Net Worth existing on the execution date hereof after taking into account the capital investment required by SECTION 4.1.11 hereof.

      6.6 MAINTAIN LEVERAGE RATIO. Intentionally Omitted.

      6.7 FIXED CHARGE COVERAGE RATIO. Intentionally Omitted.

      6.8 CURRENT RATIO. Intentionally Omitted.

      6.9 ERISA. With regard to all past due ERISA obligations to pay and perform the same within 10 Business Days of the receipt of the First Portion and thereafter to at all times meet and cause each of the Obligors to meet the minimum funding requirements of ERISA with respect to the Obligor's employee benefit plans subject to ERISA; promptly after any Obligor knows or has reason to know of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or that the PBGC or any Obligor has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of such Obligor setting forth details as to such event or proceedings and the action which such Obligor proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by such Obligor, not later than ten (10) days after such report has been so filed.

      6.10 USE OF LOAN PROCEEDS. Use the proceeds of any Revolving Loan to meet the general working capital needs of the Borrower.

      6.11 KEY AGREEMENTS. Promptly upon entering into any Key Agreement, provide true, correct and complete copies thereof to the Bank.

      6.12 LOCKBOX DEPOSITS. Direct all Account debtors to make remittance to the Lockbox.

      6.13 NOTICE OF EVENTS. Notify the Bank immediately upon acquiring knowledge of the occurrence of or if any Obligor causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting any Obligor involving monetary claims in excess of $50,000.00 or the institution of any lawsuit or administrative proceeding affecting any Obligor, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, property or prospects of any Obligor or on its ability to perform any of its obligations under any Loan Document to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, property or prospects of the Obligors on a consolidated basis; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to the Bank on behalf of the Obligor of the steps being taken to cure the effect of such Event of Default or Default; (4) the occurrence of a default or event of default by any Obligor under any agreement or series of related agreements to which it is a party where such default could result in monetary damages in excess of $50,000, and (5) any change in the accuracy of the representations and warranties of any Obligor in this Agreement or any other Loan Document. Each Obligor will notify the Bank in writing within 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. Any notice of a name change delivered to the Bank shall be accompanied by such certificates of governmental authorities as the Bank may require substantiating such name change.

      6.14  INTENTIONALLY OMITTED.

      6.15 CERTIFICATE OF TITLE. Have any assets subject to certificate of title laws which is greater than in the aggregate at any time $50,000 unless the certificates of title thereto have been delivered to the Bank.

      6.16 CERTIFICATE OF GOOD STANDING AND QUALIFICATION. Furnish to the Bank within 30 days from the date hereof a certificate from the appropriate public official of each jurisdiction (including, without limitation, Ohio, Michigan, and Georgia) as to the due qualification to do business and good standing of each Obligor where such qualification is necessary to conduct such Obligor's business in such jurisdiction.

      6.17 EQUIPMENT AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Obligors' Equipment. So long as no Event of Default has occurred which is then continuing, no Obligor will be responsible for the cost of any such audit. Upon the occurrence of an Event of Default, the Borrower shall promptly pay to the Bank upon demand, the costs of all such audits occurring after such occurrence of an Event of Default.

      6.18 REAL ESTATE AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Collateral covered by the Mortgage. So long as no Event of Default has occurred which is then continuing, no Obligor will be responsible for the cost of any such audit. Upon the occurrence of an Event of Default, the Borrower shall promptly pay to the Bank upon demand, the costs of all such audits occurring after such occurrence of an Event of Default.

      6.19 ADDITIONAL SECURITY. Provided the Bank determines, or redetermines from time to time, in the exercise of its sole but reasonable judgment that the cost of obtaining a lien in and to the outstanding capital stock of all of the Borrower's foreign subsidiaries, is reasonably worth the benefit to be received by the Bank in connection with obtaining a lien in that stock, the Borrower shall cause to be promptly pledged to the Bank a security interest in and to the outstanding capital stock of the Borrower's foreign subsidiaries. The Borrower shall promptly provide the Bank and its counsel a written analysis examining the cost and complications associated with such a pledge.

      6.20 ACHIEVE NET INCOME. Beginning with the month ending January 31, 2001, and for each month thereafter have Net Income equal to or greater than $10,000.00.

      6.21 RIGHT TO RECEIVE OUTSTANDING CAPITAL STOCK IN THE BORROWER. In the event that the Borrower has not "Closed" by November 1, 2000 the sale of its Cybex Division in the manner and for a price at least equal to the amount set forth in SECTION 2.10 hereof, the Bank shall be entitled to immediately receive, and without the payment of any additional consideration, 200,000 shares of the Borrower's common stock. Beginning December 1, 2000 and on the first day of each succeeding month thereafter through and including the date that the Borrower actually "Closes" the sale of its Cybex Division in accordance with the terms set forth in SECTION 2.10 hereof, the Bank shall be entitled to immediately receive, monthly, an additional 25,000 shares of the Borrower's common stock again, all without the payment of any additional consideration. As used herein the term "Closed" and/or "Closes" shall mean when title to the Borrower's Cybex Division has been conveyed and the Borrower has received cash consideration in an amount at least equal to that set forth in SECTION 2.10 hereof. However, so long as the Borrower has contracted, prior to November 1, 2000, to sell the Cybex Division in accordance with the terms set forth in SECTION 2.1 hereof, the Borrower shall have until November 30, 2000 to get the sale Closed. Should the Bank be notified of any such pending sale, its right to receive the first 200,000 shares of stock shall not come into existence unless and until the earlier of the date the Borrower informs the Bank that the sale will not be Closed or the close of business on November 30, 2000. The right to receive the 25,000 shares of stock on December 1, 2000 will not be effected by the grant of this grace period. The Borrower acknowledges that the Bank may transfer and assign either its right to receive the stock described herein or the stock itself upon the issuance thereof. The Borrower may deliver the stock to the Bank in a restricted form. In the event that the stock is delivered to the Bank in a restricted form, the Borrower hereby warrants, agrees and covenants to include the Bank's stock in any subsequent registration statement that it files so as to provide the Bank or its assignee with what is generally referred to as "piggy-back registration" rights. The Borrower further agrees that if it declares any stock dividend to holders of its common stock between now and the date the Bank becomes entitled to its right to receive the stock described above, the amount of stock the Bank is entitled to receive will be increased by the amount of any such stock dividend declared.

      6.22 REGISTRATION OF NEW OFFERING AND PROSECUTION OF THAT REGISTRATION. The Borrower is in the process of registering a new securities offering to cover the $3,500,000.00 capital investment described in Section 4.1.10 hereof. The Borrower hereby agrees to register that offering within thirty (30) days of the execution date hereof and to prosecute, in a prompt and efficient manner, that registration offering with the Securities and Exchange Commission.

      6.23 HENLEY ACQUISITION CORP. The Borrower shall dissolve Henley Acquisition Corp. within 30 days of the date hereof.

SECTION 7.  NEGATIVE COVENANTS.

      From the date hereof until the principal of and interest on each Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will not, and will not permit any other Obligor to:

      7.1 CAPITAL EXPENDITURES; FDA EXPENDITURES. Make (a) Capital Expenditures on a consolidated basis during any fiscal year of the Obligors in excess of $200,000.00, or (b) FDA Expenditures on a consolidated basis during any fiscal year of the Obligors in excess of $100,000.00.

      7.2 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

      7.3 LIENS AND ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased or acquired under a conditional sales or other title-retaining agreement or lease required to be capitalized under GAAP) upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

      7.4 INDEBTEDNESS. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (1) the Indebtedness, (2) the Subordinated Debt, (3) other indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (4) existing indebtedness to the extent set forth on SCHEDULE 5.12, (5) other Debt not to exceed in the aggregate $50,000.00 at any time, and (6) renewals and extensions thereof (but not increases therein), trade indebtedness incurred and paid in the ordinary course of business, contingent indebtedness to the extent permitted by SECTION 7.7 of this Agreement, indebtedness secured by Permitted Liens, and obligations to the extent permitted by SECTION 7.11 of this Agreement.

      7.5 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for (a) normal and reasonable advances in the ordinary course of business to officers and employees of the Borrower not to exceed in the aggregate at any time outstanding $10,000.00, and (b) sales on open account and otherwise in the ordinary course of business.

      7.6 GUARANTEE OBLIGATIONS. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by an Obligor in the ordinary course of business for deposit or collection.

      7.7 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

      7.8 PROPERTY TRANSFER, MERGER OR LEASE-BACK. Other than as permitted pursuant to SECTION 2.10, sell, lease, transfer or otherwise dispose of all or, except as to the sale of Inventory in the ordinary course of business, any material part (and in any event more than five percent [5%]) of its properties and assets (whether in one transaction or in a series of transactions), change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person enter into any reorganization or recapitalization or reclassify its capital stock, enter into any sale-leaseback transaction, or form, acquire or permit to exist any Subsidiary without the express written consent of the Bank given in its sole and absolute discretion. Nothing contained in this Agreement or any of the other Loan Documents (including without limitation, the references to Subsidiaries or consolidated and consolidating financial statements) shall be deemed or construed as a consent to the Borrower's creation or acquisition of any Subsidiary which is not a Guarantor. Any Guarantor wholly owned by the Borrower may be merged into, or consolidated with, the Borrower or another Obligor wholly owned by the Borrower, and such Obligor may sell, lease or transfer all or a substantial part of its assets to the Borrower or another Obligor wholly owned by the Borrower, and the Borrower or such Obligor may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it, so long as prior written notice of such action has been given to the Bank and the applicable Obligor has executed and delivered to the Bank such Financing Statements and Additional Security Agreement. NOTWITHSTANDING THE FOREGOING, the Bank understands the Borrower intends to change its name. Provided the Borrower delivers to the Bank a copy, simultaneous with the delivery thereof to its stockholders, of any proxy statement concerning a name change that the Borrower provides to its stockholders, and prompt written notice of the results of any vote relating to a name change, and all prior to the effective date of its name change, the Borrower may changes its name once without being in violation of the provisions of this Section of the Agreement.

      7.9 ACQUIRE SECURITIES. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for Permitted Investments.

      7.10 PENSION PLANS. Other than as set forth on SCHEDULE 7.10 hereto, allow any fact, condition or event to occur or exist with respect to an employee pension or profit sharing plan which might constitute grounds for termination of any such plan or for the appointment by a United States District Court of a trustee to administer any such plan, or permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of the Obligors to the PBGC which in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

      7.11 MISREPRESENTATION. Furnish (or permit any other Obligor to furnish) the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

      7.12 MARGIN STOCK. Apply any of the proceeds of any Note to the purchase of carrying of any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

      7.13 COMPLIANCE WITH ENVIRONMENTAL LAWS. Use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance except in all respects in compliance with Environmental Laws, generate any Hazardous Substance except in all respects in compliance with Environmental Laws, conduct any activity which is likely to cause a release of any Hazardous Substance, or otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law.

      7.14 DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) (or permit any other Obligor to do so) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock except dividends from a Subsidiary to the Borrower.

      7.15 PURCHASE AGREEMENT; SUBORDINATED DEBT DOCUMENTS. Terminate or agree to the termination of any of the Subordinated Debt Documents or amend, modify or obtain or grant a waiver of any provision of any of the Subordinated Debt Documents, unless the same shall be consented to in writing by the Bank or pay in cash any portion of the Deferred Interest or Deferred Redemption Payments now or herein after owing on the Subordinated Note if, after taking into account such payment the Borrower's Cash Flow Ratio is less than 1.5 to 1.0. Capitalized terms used in this Section not otherwise defined in this Agreement shall have the meaning given to them in the Fourth Amendment to the Subordinated Note.

      7.16 HENLEY ACQUISITION CORP. From and after the date hereof, the Borrower shall not transfer any assets to, nor conduct any business in, Henley Acquisition Corp.

SECTION 8.  EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

      8.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default (herein so called) hereunder:

            8.1.1 FAILURE TO PAY MONIES DUE. If any principal of any Note shall not be paid when due, whether by acceleration or otherwise, or, if any accrued interest, any fees under SECTION 2.6 of this Agreement or any other Indebtedness (exclusive of principal of any Note) shall not be paid when due, whether by acceleration or otherwise.

            8.1.2 MISREPRESENTATION. If any warranty or representation of any of the Obligors in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of any Obligor, shall prove to be false or misleading in any material respect.

            8.1.3 NONCOMPLIANCE WITH BANK AGREEMENT. If any Obligor shall fail to perform any of its Debt and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Obligors within 15 days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Borrower's obligation under SECTION 6.13 hereof, of such Default.

            8.1.4 OTHER DEFAULTS. If any Obligor shall default in the due payment of any of its Debt (other than the Indebtedness) involving obligations in excess of $100,000 or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness and such default results in the acceleration of such Debt, irrespective of whether any such default shall be forgiven or waived by the holder thereof, unless such payment is being contested in good faith and adequate reserves for the payment thereof have been established.

            8.1.5 JUDGMENTS. If there shall be rendered against any Obligor, one or more judgments or decrees involving an aggregate liability of $100,000.00 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 30 days, whether or not consecutive; or of a writ of attachment or garnishment against the property of any Obligor shall be issued and levied in an action claiming $100,000.00 or more and not released or appealed and bonded in a manner satisfactory to the Bank within 30 days thereafter.

            8.1.6 BUSINESS SUSPENSION, BANKRUPTCY, ETC. If any Obligor shall voluntarily suspend transaction of its business; or if any Obligor shall not pay its debts, generally, as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of any Obligor, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by any Obligor or shall be commenced against any Obligor and shall not be discharged within sixty (60) days of commencement; or a receiver, trustee or custodian shall be appointed for any Obligor or for any substantial portion of its respective properties or assets.

            8.1.7 CHANGE OF CONTROL OR MANAGEMENT. If Michael M. Barbour or James L. Sturgeon shall cease to serve as officers of the Borrower in substantially the same capacity as they currently serve or if Michael M. Barbour shall cease to serve as a member of the Borrower's board of directors and if elected, James L. Sturgeon shall cease to serve as a member of the Borrower's board of directors.

            8.1.8 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE/BENEFIT PLAN(S). Other than as it may relate to any current failure, which shall be cured in the manner provided in SECTION 6.9, if any Obligor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by such Obligor, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of any Obligor to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any Obligor.

            8.1.9 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any pension plan maintained by any Obligor, any reportable event (within the meaning of section 4043(b) of ERISA) which the Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for 30 days after the Bank gives written notice to the Obligors, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any Obligor.

            8.1.10 LOSS OR DAMAGE. If any loss, theft, substantial damage or destruction to or of any material portion of the Collateral occurs which is not fully covered by insurance after the payment of industry standard deductibles by the Obligors under applicable insurance policies.

            8.1.11 ADVERSE CHANGE. If any material and adverse change in the business operations and condition, financial or otherwise, of any Obligor occurs.

            8.1.12 PBGC. Except as expressly permitted herein, if a notice of lien, levy or assessment is filed of record with respect to all or any of the assets of any Obligor by the United States of America, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other assets of any Obligor.

            8.1.13 SECOND PORTION. Should the Borrower fail to receive the Second Portion within EIGHTY-FIVE (85) days after the "Effective Date" of the registration of the securities to be issued in connection with the capital to be contributed pursuant to Section 4.1.10 hereof. As used in this Section, the term "Effective Date" shall have the meaning ascribed to it in that certain Security Purchase Agreement draft no. 2 dated May 10, 2000 between the Borrower as Company and certain to be named buyers.

      8.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, the obligation, if any, to make a Revolving Loan shall cease and terminate, and the Bank shall have the right, at its option, to declare the unpaid balance of the Indebtedness to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by the Borrower, to require Borrower to pay to the Bank, in immediately available funds, an amount equal to the Indebtedness and to enforce or avail itself of any and all powers, rights, and remedies available at law or provided in this Agreement, the Notes, the Joinder Agreements, the Security Documents, the other Loan Documents or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Section to the contrary, upon the occurrence of any Event of Default, the Bank shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any Collateral. Every power, right or remedy of the Bank set forth in this Agreement, the Notes, the Joinder Agreements, the Security Documents, the other Loan Documents or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by the Bank.

      8.3 APPLICATION OF PROCEEDS. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal; and the surplus, if any, shall be paid over to the Borrower or to such other person or persons as may be entitled thereto under applicable law. The Borrower shall remain jointly and severally liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

      8.4 CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

SECTION 9.  MISCELLANEOUS.

      9.1 INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

      9.2 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

      9.3 WAIVERS AND AMENDMENTS. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder or by any other Obligor under any of the other Loan Documents, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in writing signed and delivered by an officer of the Bank, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

      9.4 GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS.

      9.5 SURVIVAL OF WARRANTIES, ETC. All of the covenants, agreements, representations and warranties made by any Obligor in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of any Obligor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

      9.6 ATTORNEYS' FEES. The Borrower agrees that it will pay all reasonable costs and expenses of the Bank in connection with the enforcement of the Bank's rights and remedies under this Agreement and in connection with the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement.

      9.7 PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

      9.8 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

      9.9 MAINTENANCE OF RECORDS. The Borrower will keep all of its and the other Obligors' records concerning the Collateral at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of said records.

      9.10 NOTICES. Except as expressly provided herein, all notices and communications provided for herein or in any other Loan Document contemplated hereby or required by law to be given shall be effective when received or, in the case of notices sent by mail from the Bank to the Borrower, upon sending by first class mail, postage prepaid, addressed as follows: if to the Borrower, to 120 Industrial Boulevard, Sugar Land, Texas 77478, Attn: James L. Sturgeon, and if to the Bank, to Gary W. Orr, 1601 Elm Street, Dallas, Texas 75201, with a copy to P.O. Box 650282-MC6510, Dallas, Texas 75265-0282, Attention: Robin M. Kain, or to such other address as a party shall have designated to the other in writing.

      9.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

      9.12 HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

      9.13 CAPITAL ADEQUACY. If as a result of any regulatory change directly or indirectly affecting the Bank or any of the Bank's affiliates there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participations therein, and the result shall be to increase the cost to the Bank or any of the Bank's affiliates of making or maintaining any loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any such loan (which increase in cost, or reduction in amount receivable, shall be the result of the Bank's or the Bank's affiliated Obligor's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event), then, within ten (10) days after receipt by the Borrower of a certificate from the Bank containing the information described in this Section below which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Bank such additional amounts as shall be sufficient to compensate the Bank or any of the Bank's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Bank determines in the Bank's sole discretion are material. The certificate requesting compensation under this Section shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the way in which such amount has been calculated.

      9.14 COSTS AND ATTORNEYS' FEES. If the Bank retains an attorney in connection with any default or to collect, enforce or defend this Agreement, any of the Notes or any of the Loan Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Borrower sues the Bank in connection with this Agreement, any of the Notes or any of the Loan Documents and does not prevail, then the Borrower agrees to pay to the Bank, in addition to principal and interest, all reasonable costs and expenses incurred by the Bank in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. To the extent not prohibited by applicable law, the Borrower will pay all costs and expenses and reimburse the Bank for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default has occurred, in connection with (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of this Agreement or any of the other Loan Documents including, without limitation, legal, accounting, auditing, architectural engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect this Agreement, any of the Notes or any of the other Loan Documents, (b) the Bank's evaluating, monitoring, administrating and protecting any Collateral now or hereafter securing payment of any part of the Indebtedness and (c) the Bank's creating, perfecting and realizing upon Payee's security interests in and liens on any Collateral, and all costs and expenses relating to the Bank's exercising any of is rights and remedies hereunder or under any other Loan Document or at law, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of any Collateral and all fees and expenses for any professional services relating to the Collateral or any operations conducted in connection with it; PROVIDED, that no right or option granted by the Borrower to the Bank or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Bank to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection with it for the benefit of the Borrower or any other Person other than the Bank. The Borrower agrees to indemnify, defend and hold the Bank, its shareholders, directors, officers, agents and employees (collectively "INDEMNIFIED PARTIES") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from this note, any Loan Document or any transaction or event contemplated herein or therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. results from the gross negligence or willful misconduct of that Indemnified Party). Any amount to be paid under this Section by the Borrower to Payee shall be a demand obligation owing by such Borrower to Payee and shall bear interest from the date of expenditure until paid at the Past Due Rate.

      9.15 GENDER. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

      9.16 JOINT AND SEVERAL OBLIGATIONS. The Borrower shall be jointly and severally liable for the payment and performance of the Indebtedness without regard to which the Borrower receives the proceeds hereof. The Borrower hereby acknowledges that it expects to derive economic advantage from each Loan.

      9.17 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, any Note or any other Loan Documents relating thereto that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Notes or such other documents or affecting the validity or enforceability of such provision in any other jurisdiction.

      9.18 ASSIGNMENT. The Bank shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the loans and any collateral, guaranties or other security relating thereto without the consent of the Borrower; provided, however, no such action on the part of the Bank shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower. The Bank shall give the Borrower written notice of any absolute assignment of any of the loans if the result thereof will be to cause the Borrower to deal directly with another financial institution which is not the successor in interest by merger to the Bank.

      9.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE GUARANTORS HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER PRIMED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

      9.20 AMENDED AND RESTATED LOAN AGREEMENT; WAIVER OF DEFAULTS. This Agreement amends and restates that certain Amended and Restated Loan Agreement dated as of June 30, 1997, between the Bank and the Borrower, as the same has heretofore been amended (the "ORIGINAL LOAN AGREEMENT"), in its entirety. All liens securing the Original Loan Agreement are hereby ratified and confirmed as security for the Loans. Unless the provisions would otherwise require, any reference

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
to "Loan Agreement" contained in any Loan Document shall be deemed to refer to this Agreement, as it may be amended, restated, modified and supplemented from time to time.

      9.21 WAIVER OF DEFAULTS. The Bank hereby waives the occurrence of any Default or Event of Default which they are aware of and which occurred prior to the date of this Agreement under the Original Loan agreement or any prior amendment thereto.

      9.22 VERIFICATION OF BALANCE OWING. The Bank, Borrower and Guarantors hereby agree that as of April ___, 2000, the outstanding principal balance due and owing on (i) the Revolving Note was Five Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine and 45/100 Dollars ($5,999,999.45); (ii) Term Note A was Seven Hundred Sixty-Two Thousand Six Hundred Seventy-Six Dollars and No/100 ($762,676.00) and (iii) Term Note B was One Million Ninety-Nine Thousand and No/100 Dollars ($1,099,000.00) and (iv) Term Note C was One Million Two Hundred Eleven Thousand Nine Hundred Ninety-Nine and 90/100 Dollars ($1,211,999.90).

      9.23 GUARANTORS' CONSENT AND RATIFICATION Repayment of the Indebtedness is guaranteed by Henley Career Learning Systems, Inc., Med-Quip, Inc., Henley Acquisition Corp., NCI, Inc. and Garvey Company as a result of various guarantee agreements and/or master guarantee agreements which have previously been executed and delivered by such companies. The repayment of the Indebtedness is also secured by certain security agreements executed by Henley Career Learning Systems, Inc., Med-Quip, Inc., Henley Acquisition Corp., NCI, Inc. and Garvey Company pursuant to various security agreements executed and delivered by such companies. Such companies are hereinafter collectively referred to as the "Guarantors" and individually as "Guarantor." The Guarantors join herein to (i) acknowledge and consent to each of the terms and provisions of this Agreement;
(ii) ratify and confirm the guarantees or security agreements they previously executed in favor of the Bank; (iii) agree that each of their guarantees and security agreements are in full force and effect and that the terms and provisions of those guarantees and security agreement continue to apply to the Indebtedness and; (iv) acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of their guarantees or security agreements or the obligations evidenced thereby; (v) certify that their representations and warranties contained in their guarantees or security agreements remain true and correct as of the date hereof; and (vi) acknowledge that the Bank has satisfied and performed its covenants and obligations under the guarantees and security agreements and under the other Loan Documents executed in connection therewith and that no prior action or failure to act by or on behalf of the Bank has, or will, give rise to any cause of action or a claim against the Bank for breach of the guarantees, security agreements or other Loan documents executed in connection therewith.

      9.24 RELEASE AND COVENANT NOT TO SUE. THE BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) AND PLEDGORS AND GUARANTORS (IN THEIR OWN RIGHT AND ON BEHALF OF THEIR RESPECTIVE ATTORNEYS AND AGENTS) (THE "RELEASING PARTIES") JOINTLY AND SEVERALLY RELEASE, ACQUIT, AND FOREVER DISCHARGE BANK AND ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, AND ATTORNEYS (THE "RELEASED PARTIES"), TO

THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, FRAUD, DECEIT, MISREPRESENTATION, CONSPIRACY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (BOTH CIVIL AND CRIMINAL), RACKETEERING ACTIVITIES, SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, DECEPTIVE TRADE PRACTICES, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, WHETHER OR NOT IN CONNECTION WITH OR RELATED TO THE LOAN PAPERS AND THIS AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (THE "RELEASED CLAIMS"). THE RELEASING PARTIES FURTHER AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY OR IN THE FUTURE COULD SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN PAPERS AND THIS AGREEMENT. THIS PARAGRAPH IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. THE BANK HEREBY RELEASES ANY CLAIM, INCLUDING THE RIGHT TO BRING ANY CIVIL ACTION FOR DAMAGES IT IS NOW AWARE OF AND NOW HAS

AGAINST ANY PERSON (OTHER THAN DAN SUDDUTH OR TRACY MATHEWS)WHO, AS OF THE DATE HEREOF, IS AN OFFICER OR DIRECTOR OF THE BORROWER. HOWEVER, THIS RELEASE IS NOT INTENDED TO RELEASE, NOR DOES IT RELEASE, ANY CLAIM THE BANK NOW HAS AGAINST ANY SUCH PARTY AS A GUARANTOR OF THE INDEBTEDNESS.

      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

      EXECUTED this ___ day of May, 2000, but to be effective as of March 3, 2000.

                            HENLEY HEALTHCARE, INC.,
                               a Texas corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President and Chief Accounting
                                   Officer


                            HEALTH CAREER LEARNING SYSTEMS,
                            INC., a Michigan corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President


                            MED-QUIP, INC., a Georgia corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President


                            GARVEY COMPANY, a Minnesota corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President

                            HENLEY ACQUISITION CORP.,
                               a Texas corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President


                            NCI, INC.,  a Michigan corporation


                            By: /S/ JAMES L. STURGEON
                            Name: James L. Sturgeon
                            Title: Executive Vice President


                            COMERICA BANK-TEXAS, a Texas banking
                            corporation


                            By: /s/ ROBIN KAIN
                                    ROBIN KAIN, VICE PRESIDENT